Exhibit 99.1

PRESS RELEASE

Contact:                                                  Kevin Palatnik

EVP & Chief Financial Officer

+1 (408) 764-4110

Kevin.Palatnik@coherent.com

October 22, 2018

Press Release No. 1432

For Immediate Release:

Coherent, Inc. Announces Preliminary Fourth Fiscal Quarter 2018 Financial Results

SANTA CLARA, CA., October 22, 2018 — Coherent, Inc. (NASDAQ: COHR) today announced that it expects, for the fourth fiscal quarter ended September 29, 2018, revenue, non-GAAP gross margin percentage and non-GAAP operating margin percentage in the approximate ranges set forth below, which as noted, are below the guidance ranges previously provided by the company during its earnings conference call on July 31, 2018:

	Updated Ranges	Previous Ranges

Revenue	$460 million - $461 million	$465 million - $485 million

Non-GAAP Gross Margin %	43% - 44%	46% - 49%

Non-GAAP Operating Margin %	22% - 23%	25% - 28%

As the company’s quarter-end financial review is not complete, the updated ranges are subject to adjustments.

The updated ranges result from several factors, including end of quarter execution challenges in one of the company’s German manufacturing sites and a softening demand environment in China.  The company continues to finalize its financial and operational review and will provide additional comments on the past quarter, the upcoming quarter and macro views of fiscal 2019 and fiscal 2020 on its November 6, 2018 earnings call.

Fiscal Fourth Quarter 2018 Results Conference Call

Coherent will release its fiscal fourth quarter 2018 financial results after the market closes on Tuesday, November 6, 2018.  The company will hold a conference call to review the results at approximately 1:30 p.m. (Pacific)/4:30 p.m. (EDT).  A listen-only broadcast of the conference call can be accessed on the company’s website at www.coherent.com/investors.  For those not available to listen to the live broadcast, the call will be archived for approximately three months.

5100 Patrick Henry Dr., Santa Clara, CA 95054 | www.coherent.com

The previous and updated guidance for non-GAAP financial measures excludes share-based compensation-related charges, amortization of intangible assets, restructuring charges, other impairment charges (recoveries), acquisition-related costs, purchase accounting step-up and the related tax adjustments. The company has not reconciled non-GAAP gross margin guidance to GAAP gross margin or non-GAAP operating margin guidance to GAAP operating margin because the company does not provide guidance on GAAP gross margin or GAAP operating margin and would not be able to present the various reconciling cash and non-cash items between the GAAP financial measures and the non-GAAP financial measures, including share-based compensation expense, without unreasonable effort. Share-based compensation expense is impacted by the company’s future hiring and retention needs and, to a lesser extent, the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of such reconciling items will have a significant impact on the company’s GAAP gross margin and operating margin.

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the company’s outlook for its guided ranges for the financial results of the fourth fiscal quarter ended September 29, 2018. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include the review of the fourth quarter results and quarter-end accounting procedures. In addition, the company and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the company’s reports on Forms 10-K, 10-Q and 8-K, including the risks identified in today’s financial press release, as applicable and as filed from time-to-time by the company.

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Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company’s website at http://www.coherent.com for product and financial updates.

5100 Patrick Henry Dr., Santa Clara, CA 95054 | www.coherent.com